Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES FIRST QUARTER
FINANCIAL RESULTS

RED BANK, NEW JERSEY, April 26, 2018…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $5.4 million and diluted earnings per share were $0.12 for the quarter ended March 31, 2018, as compared to $12.0 million and $0.36 for the corresponding prior year period.
The results of operations for the quarter ended March 31, 2018 include merger related expenses and branch consolidation expenses which decreased net income, net of tax benefit by $14.6 million. Excluding these items, core earnings for the quarter ended March 31, 2018 were $20.1 million, or $0.45 per diluted share. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related expenses and branch consolidation expenses).    Highlights for the quarter are described below:

•
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”), the holding company of Sun National Bank, which added $2.0 billion to assets, $1.5 billion to loans, and $1.6 billion to deposits. The Company anticipates full integration of Sun’s operations and systems in June 2018.

•	The Company’s net interest margin increased to 3.70%, as compared to 3.42% in the prior linked quarter, and 3.56% in the comparable prior year period.

•	The cost of deposits increased only one basis point from the prior linked quarter, to 0.33% and the loan to deposit ratio at March 31, 2018 was 91.7%.

•
Asset quality improved as non-performing loans decreased $2.6 million, to $18.3 million, from the prior linked quarter and non-performing loans as a percentage of total loans receivable decreased to 0.34%, from 0.52%.

Chairman and Chief Executive Officer, Christopher D. Maher said, “With Sun closing on January 31, 2018, we are pleased to include the stockholders, employees, and customers in the OceanFirst family. Sun branches and customers will be fully integrated into OceanFirst and the consolidation of overlapping branches will occur this June.” Mr. Maher added, “Throughout 2018, we will continue to focus on growth initiatives and improvements in operating efficiency.”
Substantial cost savings will be realized during the second half of 2018, due to Sun’s planned systems integration and the consolidation of 17 branches, primarily as a result of the merger. These initiatives will further allow the Company to continue to invest in commercial banking and electronic delivery channels while meeting efficiency targets established in connection with the recent acquisitions.
The Company also announced that the Company’s Board of Directors declared its eighty-fifth consecutive quarterly cash dividend on common stock. The dividend, for the quarter ended March 31, 2018, of $0.15 per share will be paid on May 18, 2018 to stockholders of record on May 7, 2018.
Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun and its results of operations from February 1, 2018 to March 31, 2018 are included in the consolidated results for the quarter ended March 31, 2018, but are not included in the results of operations for the corresponding prior year periods.

Net income for the quarter ended March 31, 2018, was $5.4 million, or $0.12 per diluted share, as compared to $12.0 million, or $0.36 per diluted share, for the corresponding prior year period. Net income for the quarter ended March 31, 2018, included merger related and branch consolidation expenses which decreased net income, net of tax benefit, by $14.6 million. Net income for the quarter ended March 31, 2017 included merger related and branch consolidation expenses, and an accelerated stock award expense from a director retirement, of $1.1 million, net of tax benefit. Excluding these items, net income for the quarter ended March 31, 2018 increased over the same prior year period, primarily due to the acquisition of Sun and the successful integration during 2017 of Ocean Shore Holding Co. (“Ocean Shore”) which was acquired on November 30, 2016.
Net interest income for the quarter ended March 31, 2018, increased to $55.7 million, as compared to $41.5 million for the same prior year period, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased by $1.378 billion for the quarter ended March 31, 2018, as compared to the same prior year period. The average for the quarter ended March 31, 2018, was favorably impacted by $1.174 billion of interest-earning assets acquired from Sun. Average loans receivable, net, increased by $1.139 billion for the quarter ended March 31, 2018, as compared to the same prior year period. The increase attributable to the acquisition of Sun was $989.5 million. The net interest margin for the quarter ended March 31, 2018 increased to 3.70%, from 3.56%, for the same prior year period. The net interest margin benefited from the accretion of purchase accounting adjustments on the Sun acquisition; and to a lesser extent, the higher-yielding interest-earning assets acquired from Sun and the impact of Federal Reserve rate increases. The total cost of deposits (including non-interest bearing deposits) was 0.33% for the quarter ended March 31, 2018, as compared to 0.27% in the same prior year period.
Net interest income for the quarter ended March 31, 2018, increased $13.2 million, as compared to the prior linked quarter, as average interest-earning assets increased by $1.178 billion, of which $1.174 billion is related to the Sun acquisition. The net interest margin increased to 3.70% for the quarter ended

March 31, 2018, from 3.42% for the prior linked quarter. The increase in net interest margin was primarily due to a 15 basis point improvement in earning asset yield exclusive of Sun and related purchase accounting accretion, and 15 basis points of purchase accounting accretion relating to Sun. The total cost of deposits (including non-interest bearing deposits) was 0.33% for the quarter ended March 31, 2018, as compared to 0.32% for quarter ended December 31, 2017.
For the quarter ended March 31, 2018, the provision for loan losses was $1.4 million, as compared to $700,000 for the corresponding prior year period, and unchanged when compared to the prior linked quarter. Net loan charge-offs were $275,000 for the quarter ended March 31, 2018, as compared to net loan recoveries of $268,000 in the corresponding prior year period, and net loan charge-offs of $2.3 million in the prior linked quarter. For the quarter ended December 31, 2017, net charge-offs included $880,000 of specific reserves established in prior periods on non-performing loans and $1.1 million relating to the sale of under-performing loans; there were no sales of under-performing loans in the first quarter of 2018 that resulted in charge-offs. Non-performing loans totaled $18.3 million at March 31, 2018, as compared to $20.9 million at December 31, 2017, and $21.7 million at March 31, 2017. The decrease in non-performing loans from the prior linked quarter was primarily due to the sale of one commercial loan relationship.
For the quarter ended March 31, 2018, other income increased to $8.9 million as compared to $6.0 million for the corresponding prior year period. The increase was partly due to the impact of the Sun acquisition, which added $1.4 million to other income for the quarter ended March 31, 2018, as compared to the same prior year period. Excluding the Sun acquisition, the remaining increase in other income for the quarter ended March 31, 2018, was primarily due to the gain on sale of loans of $613,000, mostly related to the sale of one non-performing commercial loan relationship, rental income of $460,000 received for January and February 2018 on the Company’s recently acquired corporate headquarters (the building was occupied by the former owner through February 2018), and the decrease in the net loss from other real estate operations of $321,000, as compared to the same prior year period.

For the quarter ended March 31, 2018, other income increased by $2.2 million, as compared to the prior linked quarter. The increase is primarily due to the impact of the Sun acquisition and the gain on sale of loans.
Operating expenses increased to $56.8 million for the quarter ended March 31, 2018, as compared to $31.0 million in the same prior year period. Operating expenses for the quarter ended March 31, 2018, included $18.3 million of merger related and branch consolidation expenses, as compared to $1.5 million in the same prior year period. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Sun acquisition, which added $8.0 million for the quarter ended March 31, 2018. Excluding the Sun acquisition, the remaining increase in operating expenses over the prior year period was primarily due to increases in compensation and employee benefits expense as a result of higher incentive plan expense, and occupancy expense, partly due to costs of snow removal.
For the quarter ended March 31, 2018, operating expenses, excluding merger and branch consolidation expenses, increased $12.1 million, as compared to the prior linked quarter. The increase was primarily related to the additional expense from the operations of Sun, as well as increases in compensation and employee benefits expense, primarily higher incentive plan expense and higher salary, data processing expense and occupancy expense, partly due to costs of snow removal.
The provision for income taxes was $1.0 million for the quarter ended March 31, 2018, as compared to $3.8 million for the same prior year period. The effective tax rate was 15.6% for the quarter ended March 31, 2018, as compared to 24.0% for the same prior year period. The lower effective tax rate for the quarter ended March 31, 2018 resulted from the Tax Cuts and Jobs Act (“Tax Reform”) enacted during the fourth quarter of 2017 and the larger impact of tax-exempt income on the smaller income before taxes.

Financial Condition
Total assets increased by $2.079 billion, to $7.495 billion at March 31, 2018, from $5.416 billion at December 31, 2017, primarily as a result of the acquisition of Sun, which added $2.045 billion to total assets. Loans receivable, net, increased by $1.448 billion, to $5.414 billion at March 31, 2018 from $3.966 billion at December 31, 2017, due to acquired loans of $1.518 billion from the acquisition of Sun. As part of the acquisition of Sun, the Company’s goodwill balance increased to $337.5 million at March 31, 2018, from $150.5 million, and the core deposit intangible increased to $20.0 million, from $8.9 million.
Deposits increased by $1.565 billion, to $5.907 billion at March 31, 2018, from $4.343 billion at December 31, 2017, due to acquired deposits of $1.616 billion. The loan-to-deposit ratio at March 31, 2018 was 91.7%, as compared to 91.3% at December 31, 2017.
Stockholders’ equity increased to $1.007 billion at March 31, 2018, as compared to $601.9 million at December 31, 2017. The acquisition of Sun added $402.6 million to stockholders’ equity. At March 31, 2018, there were 1.8 million shares available for repurchase under the Company’s stock repurchase programs. For the quarter ended March 31, 2018, the Company did not repurchase any shares under these repurchase programs. Tangible stockholders’ equity per common share decreased to $13.51 at March 31, 2018, as compared to $13.58 at December 31, 2017.
Asset Quality
The Company’s non-performing loans decreased to $18.3 million at March 31, 2018, as compared to $20.9 million at December 31, 2017. The decrease was primarily due to the sale of one commercial loan relationship. Non-performing loans do not include $14.4 million of purchased credit-impaired (“PCI”) loans acquired in the Sun, Ocean Shore, Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $8.3 million at March 31, 2018, as compared to $8.2 million at December 31, 2017.
The Company’s delinquent loans 30 - 89 days were $35.4 million at March 31, 2018, as compared to $20.8 million at December 31, 2017. The increase was related to one $15.0 million commercial relationship which was in the process of renewal at March 31, 2018. Subsequent to quarter-end, the renewal process was completed and the loan returned to current status.
At March 31, 2018, the Company’s allowance for loan losses was 0.31% of total loans, a decrease from 0.40% at December 31, 2017. These ratios exclude existing fair value credit marks of $40.7 million at March 31, 2018 on loans acquired from the Acquisition Transactions, and $17.5 million at December 31, 2017 on loans acquired from Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 92.14% at March 31, 2018 as compared to 75.35% at December 31, 2017.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, additional income tax expense related to Tax Reform enacted in the fourth quarter of 2017, and accelerated stock award expense relating to a director retirement, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, April 27, 2018 at 11 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10118488 from one hour after the end of the call until July 27, 2018. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a $7.5 billion community bank with branches located throughout central and southern New Jersey.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	March 31, 2018	December 31, 2017	March 31, 2017
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$119,364	$109,613	$175,252
Debt securities available-for-sale, at estimated fair value	86,114	81,581	47,104
Debt securities held-to-maturity, net (estimated fair value of $971,399 at March 31, 2018, $761,660 at December 31, 2017, and $695,564 at March 31, 2017)	982,857	764,062	687,098
Equity investments, at estimated fair value	9,565	8,700	8,588
Restricted equity investments, at cost	50,418	19,724	19,253
Loans receivable, net	5,413,780	3,965,773	3,825,600
Loans held-for-sale	167	241	283
Interest and dividends receivable	19,422	14,254	12,258
Other real estate owned	8,265	8,186	8,774
Premises and equipment, net	121,835	101,776	70,806
Bank Owned Life Insurance	218,673	134,847	132,789
Deferred tax asset	60,136	1,922	33,747
Assets held for sale	3,147	4,046	360
Other assets	43,687	41,895	16,076
Core deposit intangible	19,950	8,885	10,400
Goodwill	337,519	150,501	147,815
Total assets	$7,494,899	$5,416,006	$5,196,203
Liabilities and Stockholders’ Equity
Deposits	$5,907,336	$4,342,798	$4,198,663
Federal Home Loan Bank advances	341,646	288,691	250,021
Securities sold under agreements to repurchase with retail customers	82,463	79,668	77,207
Other borrowings	99,359	56,519	56,591
Advances by borrowers for taxes and insurance	11,974	11,156	14,876
Other liabilities	44,661	35,233	16,302
Total liabilities	6,487,439	4,814,065	4,613,660
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 48,105,623 shares issued and 48,105,623, 32,596,893, and 32,465,413 shares outstanding at March 31, 2018, December 31, 2017, and March 31, 2017, respectively	481	336	336
Additional paid-in capital	751,695	354,377	352,316
Retained earnings	262,779	271,023	256,045
Accumulated other comprehensive loss	(5,306)	(5,349)	(5,519)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,189)	(2,479)	(2,690)
Treasury stock, 0, 969,879, and 1,101,359 shares at March 31, 2018, December 31, 2017, and March 31, 2017, respectively	—	(15,967)	(17,945)
Common stock acquired by Deferred Compensation Plan	(84)	(84)	(316)
Deferred Compensation Plan Liability	84	84	316
Total stockholders’ equity	1,007,460	601,941	582,543
Total liabilities and stockholders’ equity	$7,494,899	$5,416,006	$5,196,203

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,
	March 31, 2018	December 31, 2017	March 31, 2017
	|-------------------- (unaudited) --------------------|
Interest income:
Loans	$56,598	$42,909	$41,742
Mortgage-backed securities	3,685	2,919	2,660
Debt securities, equity investments and other	2,554	2,078	1,612
Total interest income	62,837	47,906	46,014
Interest expense:
Deposits	4,464	3,515	2,781
Borrowed funds	2,662	1,886	1,750
Total interest expense	7,126	5,401	4,531
Net interest income	55,711	42,505	41,483
Provision for loan losses	1,371	1,415	700
Net interest income after provision for loan losses	54,340	41,090	40,783
Other income:
Bankcard services revenue	1,919	1,764	1,579
Wealth management revenue	553	528	516
Fees and service charges	4,674	3,891	3,807
Net gain on sales of loans	617	26	42
Net unrealized loss on equity investments	(138)	—	—
Net loss from other real estate operations	(412)	(678)	(733)
Income from Bank Owned Life Insurance	1,141	863	772
Other	556	351	12
Total other income	8,910	6,745	5,995
Operating expenses:
Compensation and employee benefits	21,251	13,961	16,138
Occupancy	4,567	2,693	2,767
Equipment	1,903	1,763	1,698
Marketing	561	433	740
Federal deposit insurance	930	485	661
Data processing	3,176	2,040	2,396
Check card processing	989	922	953
Professional fees	1,283	1,094	960
Other operating expense	3,016	2,548	2,644
Amortization of core deposit intangible	832	495	524
Branch consolidation (income) expense	(176)	(734)	33
Merger related expenses	18,486	1,993	1,447
Total operating expenses	56,818	27,693	30,961
Income before provision for income taxes	6,432	20,142	15,817
Provision for income taxes	1,005	10,186	3,799
Net income	$5,427	$9,956	$12,018
Basic earnings per share	$0.12	$0.31	$0.38
Diluted earnings per share	$0.12	$0.30	$0.36
Average basic shares outstanding	43,880	32,225	31,901
Average diluted shares outstanding	44,846	33,168	33,090

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Commercial:
Commercial and industrial		$370,711	$187,645	$183,510	$193,759	$205,720
Commercial real estate - owner - occupied		763,261	569,624	555,429	557,734	533,052
Commercial real estate - investor		2,034,708	1,187,482	1,134,416	1,122,186	1,113,964
Total commercial		3,168,680	1,944,751	1,873,355	1,873,679	1,852,736
Consumer:
Residential real estate		1,882,981	1,748,925	1,729,358	1,723,581	1,698,620
Home equity loans and lines		371,340	281,143	277,909	282,402	285,149
Other consumer		1,844	1,295	1,426	1,335	1,560
Total consumer		2,256,165	2,031,363	2,008,693	2,007,318	1,985,329
Total loans		5,424,845	3,976,114	3,882,048	3,880,997	3,838,065
Deferred origination costs, net		5,752	5,380	4,645	4,365	3,686
Allowance for loan losses		(16,817)	(15,721)	(16,584)	(16,557)	(16,151)
Loans receivable, net		$5,413,780	$3,965,773	$3,870,109	$3,868,805	$3,825,600
Mortgage loans serviced for others		$109,273	$121,662	$121,886	$131,284	$132,973
	At March 31, 2018 Average Yield
Loan pipeline (1):
Commercial	5.00%	$71,982	$53,859	$58,189	$61,287	$73,793
Residential mortgage and construction	4.18	73,513	43,482	44,510	64,510	57,600
Home equity loans and lines	5.05	11,338	7,412	8,826	11,194	7,879
Total	4.62%	$156,833	$104,753	$111,525	$136,991	$139,272

	For the Three Months Ended
	March 31, 2018			December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
	Average Yield
Loan originations:
Commercial	4.71%	$59,150		$141,346		$97,420		$115,048		$106,896
Residential mortgage and construction	3.74	68,835		73,729		80,481		79,610		64,452
Home equity loans and lines	4.79	14,891		18,704		17,129		20,539		12,500
Total	4.25%	$142,876		$233,779		$195,030		$215,197		$183,848
Loans sold		$241	(2)	$1,422	(3)	$991	(4)	$865	(5)	$1,907

(1)	Loan pipeline includes pending loan applications and loans approved but not funded

(2)	Excludes the sale of SBA loans acquired from Sun and under-performing loans totaling $8.5 million

(3)	Excludes the sale of under-performing residential loans of $5.8 million

(4)	Excludes the sale of under-performing residential loans of $3.5 million

(5)	Excludes the sale of under-performing residential loans of $4.3 million

DEPOSITS	At
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Type of Account
Non-interest-bearing	$1,117,100	$756,513	$781,043	$770,057	$806,728
Interest-bearing checking	2,330,682	1,954,358	1,892,832	1,727,828	1,629,589
Money market deposit	613,183	363,656	384,106	378,538	448,093
Savings	917,288	661,167	668,370	677,939	681,853
Time deposits	929,083	607,104	623,908	622,547	632,400
	$5,907,336	$4,342,798	$4,350,259	$4,176,909	$4,198,663

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	March 31, 2018		December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Non-performing loans:
Commercial and industrial	$1,717		$503	$63	$68	$231
Commercial real estate - owner-occupied	862		5,962	923	943	2,383
Commercial real estate - investor	7,994		8,281	8,720	5,608	5,118
Residential mortgage	5,686		4,190	3,551	7,936	11,993
Home equity loans and lines	1,992		1,929	1,864	1,706	1,954
Total non-performing loans	18,251		20,865	15,121	16,261	21,679
Other real estate owned	8,265		8,186	9,334	8,898	8,774
Total non-performing assets	$26,516		$29,051	$24,455	$25,159	$30,453
Purchased credit-impaired (“PCI”) loans	$14,352		$1,712	$4,867	$4,969	$7,118
Delinquent loans 30 to 89 days	$35,431	(1)	$20,796	$24,548	$25,224	$18,516
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$4,306		$8,821	$270	$1,251	$3,547
Performing	33,806		33,313	35,808	34,130	26,974
Total troubled debt restructurings	$38,112		$42,134	$36,078	$35,381	$30,521
Allowance for loan losses	$16,817		$15,721	$16,584	$16,557	$16,151
Allowance for loan losses as a percent of total loans receivable (2)	0.31%		0.40%	0.42%	0.42%	0.42%
Allowance for loan losses as a percent of total non-performing loans	92.14		75.35	109.68	101.82	74.50
Non-performing loans as a percent of total loans receivable	0.34		0.52	0.39	0.42	0.56
Non-performing assets as a percent of total assets	0.35		0.54	0.45	0.48	0.59

(1)
One commercial loan relationship, for $15.0 million, was in the process of renewal at March 31, 2018. Subsequent to quarter-end, the renewal process was completed and the loan returned to current status.

(2)
The loans acquired from Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $40,717, $17,531, $19,810, $21,794, and $24,002 at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net Charge-offs:
Loan charge-offs	$(533)	$(2,523)	$(1,357)	$(1,299)	$(205)
Recoveries on loans	258	245	219	540	473
Net loan (charge-offs) recoveries	$(275)	$(2,278)	$(1,138)	$(759)	$268
Net loan charge-offs to average total loans (annualized)	0.02%	0.23%	0.12%	0.08%	NM*
Net charge-off detail - (loss) recovery:
Commercial	$(10)	$(1,036)	$68	$(81)	$311
Residential mortgage and construction	(159)	(1,262)	(1,156)	(716)	(49)
Home equity loans and lines	(99)	28	(51)	39	24
Other consumer	(7)	(8)	1	(1)	(18)
Net loan (charge-offs) recoveries	$(275)	$(2,278)	$(1,138)	$(759)	$268
Note: Included in net loan charge-offs for the three months ended December 31, 2017, September 30, 2017, and June 30, 2017 are $1,124, $907, and $925, respectively, relating to under-performing loans sold or held-for-sale.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$100,236	$209	0.84%	$155,987	$391	0.99%	$214,165	$409	0.77%
Securities (1)	1,056,774	6,030	2.31	874,910	4,606	2.09	703,712	3,863	2.23
Loans receivable, net (2)
Commercial	2,772,952	33,391	4.88	1,887,319	22,087	4.64	1,830,641	21,140	4.68
Residential	1,843,804	19,037	4.19	1,743,334	17,552	3.99	1,704,035	17,339	4.13
Home Equity	342,078	4,143	4.91	278,294	3,243	4.62	287,335	3,245	4.58
Other	1,458	27	7.51	1,086	27	9.86	1,248	18	5.85
Allowance for loan loss net of deferred loan fees	(10,285)	—	—	(11,993)	—	—	(12,123)	—	—
Loans Receivable, net	4,950,007	56,598	4.64	3,898,040	42,909	4.37	3,811,136	41,742	4.44
Total interest-earning assets	6,107,017	62,837	4.17	4,928,937	47,906	3.86	4,729,013	46,014	3.95
Non-interest-earning assets	735,676			475,927			482,058
Total assets	$6,842,693			$5,404,864			$5,211,071
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,263,318	1,758	0.32%	$1,944,223	1,447	0.30%	$1,668,545	876	0.21%
Money market	525,933	550	0.42	385,720	322	0.33	445,186	311	0.28
Savings	825,044	195	0.10	662,318	59	0.04	674,721	130	0.08
Time deposits	820,834	1,961	0.97	619,087	1,687	1.08	640,269	1,464	0.93
Total	4,435,129	4,464	0.41	3,611,348	3,515	0.39	3,428,721	2,781	0.33
Securities sold under agreements to repurchase	78,931	40	0.21	74,661	39	0.21	76,351	27	0.14
FHLB Advances	322,120	1,513	1.90	261,018	1,146	1.74	250,339	1,070	1.73
Other borrowings	80,112	1,109	5.61	56,475	701	4.92	56,392	653	4.70
Total interest-bearing liabilities	4,916,292	7,126	0.59	4,003,502	5,401	0.54	3,811,803	4,531	0.48
Non-interest-bearing deposits	1,004,673			760,552			791,036
Non-interest-bearing liabilities	55,031			38,880			29,399
Total liabilities	5,975,996			4,802,934			4,632,238
Stockholders’ equity	866,697			601,930			578,833
Total liabilities and equity	$6,842,693			$5,404,864			$5,211,071
Net interest income		$55,711			$42,505			$41,483
Net interest rate spread (3)			3.58%			3.32%			3.47%
Net interest margin (4)			3.70%			3.42%			3.56%
Total cost of deposits (including non-interest-bearing deposits)			0.33%			0.32%			0.27%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Selected Financial Condition Data:
Total assets	$7,494,899	$5,416,006	$5,383,800	$5,202,086	$5,196,203
Debt securities available-for-sale, at estimated fair value	86,114	81,581	67,133	62,154	47,104
Debt securities held-to-maturity, net	982,857	764,062	733,983	711,650	687,098
Equity investments, at estimated fair value	9,565	8,700	8,714	8,669	8,588
Restricted equity investments, at cost	50,418	19,724	18,472	20,358	19,253
Loans receivable, net	5,413,780	3,965,773	3,870,109	3,868,805	3,825,600
Loans held-for-sale	167	241	338	168	283
Deposits	5,907,336	4,342,798	4,350,259	4,176,909	4,198,663
Federal Home Loan Bank advances	341,646	288,691	259,186	277,541	250,021
Securities sold under agreements to repurchase and other borrowings	181,822	136,187	131,792	131,673	133,798
Stockholders’ equity	1,007,460	601,941	596,140	587,189	582,543

	For the Three Months Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Selected Operating Data:
Interest income	$62,837	$47,906	$48,030	$46,879	$46,014
Interest expense	7,126	5,401	4,974	4,705	4,531
Net interest income	55,711	42,505	43,056	42,174	41,483
Provision for loan losses	1,371	1,415	1,165	1,165	700
Net interest income after provision for loan losses	54,340	41,090	41,891	41,009	40,783
Other income	8,910	6,745	7,359	6,973	5,995
Operating expenses	38,508	26,434	27,580	28,527	29,481
Branch consolidation (income) expense	(176)	(734)	1,455	5,451	33
Merger related expenses	18,486	1,993	1,698	3,155	1,447
Income before provision for income taxes	6,432	20,142	18,517	10,849	15,817
Provision for income taxes	1,005	10,186	5,700	3,170	3,799
Net income	$5,427	$9,956	$12,817	$7,679	$12,018
Diluted earnings per share	$0.12	$0.30	$0.39	$0.23	$0.36
Net accretion/amortization of purchase accounting adjustments included in net interest income	$3,930	$1,956	$2,227	$1,899	$2,175

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.32%	0.73%	0.95%	0.59%	0.94%
Return on average stockholders’ equity (2)	2.54	6.56	8.60	5.25	8.42
Return on average tangible stockholders’ equity (2) (3)	3.80	8.89	11.74	7.19	11.50
Stockholders' equity to total assets	13.44	11.11	11.07	11.29	11.21
Tangible stockholders’ equity to tangible assets (3)	9.11	8.42	8.39	8.50	8.42
Net interest rate spread	3.58	3.32	3.41	3.48	3.47
Net interest margin	3.70	3.42	3.50	3.57	3.56
Operating expenses to average assets (2)	3.37	2.03	2.29	2.86	2.41
Efficiency ratio (2) (4)	87.92	56.23	60.96	75.55	65.21
Loans to deposits	91.65	91.32	88.96	92.62	91.11

(continued)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Wealth Management:
Assets under administration	$221,493	$233,185	$225,904	$214,479	$215,593
Per Share Data:
Cash dividends per common share	$0.15	$0.15	$0.15	$0.15	$0.15
Stockholders’ equity per common share at end of period	20.94	18.47	18.30	18.05	17.94
Tangible stockholders’ equity per common share at end of period (3)	13.51	13.58	13.47	13.18	13.07
Number of full-service customer facilities:	76	46	46	51	61
Quarterly Average Balances
Total securities	$1,056,774	$874,910	$817,867	$786,964	$703,712
Loans, receivable, net	4,950,007	3,898,040	3,872,351	3,840,916	3,811,136
Total interest-earning assets	6,107,017	4,928,937	4,873,732	4,741,900	4,729,013
Total assets	6,842,693	5,404,864	5,334,527	5,215,636	5,211,071
Interest-bearing transaction deposits	3,614,295	2,992,261	2,914,004	2,819,175	2,788,452
Time deposits	820,834	619,087	620,308	624,020	640,269
Total borrowed funds	481,163	392,154	395,439	389,321	383,082
Total interest-bearing liabilities	4,916,292	4,003,502	3,929,751	3,832,516	3,811,803
Non-interest bearing deposits	1,004,673	760,552	781,047	772,739	791,036
Stockholders’ equity	866,697	601,930	591,369	587,121	578,833
Total deposits	5,439,802	4,371,900	4,315,359	4,215,934	4,219,757
Quarterly Yields
Total securities	2.31%	2.09%	2.07%	2.07%	2.23%
Loans, receivable, net	4.64	4.37	4.44	4.45	4.44
Total interest-earning assets	4.17	3.86	3.91	3.97	3.95
Interest-bearing transaction deposits	0.28	0.25	0.21	0.20	0.18
Time deposits	0.97	1.08	1.02	0.96	0.93
Total borrowed funds	2.24	1.91	1.87	1.85	1.85
Total interest-bearing liabilities	0.59	0.54	0.50	0.49	0.48
Net interest spread	3.58	3.32	3.41	3.48	3.47
Net interest margin	3.70	3.42	3.50	3.57	3.56
Total deposits	0.33	0.32	0.29	0.28	0.27

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Core earnings:
Net income	$5,427	$9,956	$12,817	$7,679	$12,018
Add: Merger related expenses	18,486	1,993	1,698	3,155	1,447
Branch consolidation expenses	(176)	(734)	1,455	5,451	33
Accelerated stock award expense	—	—	—	—	242
Income tax expense related to Tax Reform	—	3,643	—	—	—
Less: Income tax (expense) benefit on items	(3,664)	2	(1,084)	(3,012)	(587)
Core earnings	$20,073	$14,860	$14,886	$13,273	$13,153
Core diluted earnings per share	$0.45	$0.45	$0.45	$0.40	$0.40

Core ratios (Annualized):
Return on average assets	1.19%	1.09%	1.11%	1.02%	1.02%
Return on average tangible stockholders’ equity	14.07	13.27	13.63	12.42	12.56
Efficiency ratio	59.59	53.67	54.71	58.04	61.58

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Total stockholders’ equity	$1,007,460	$601,941	$596,140	$587,189	$582,543
Less:
Goodwill	337,519	150,501	148,134	148,433	147,815
Core deposit intangible	19,950	8,885	9,380	9,887	10,400
Tangible stockholders’ equity	$649,991	$442,555	$438,626	$428,869	$424,328

Total assets	$7,494,899	$5,416,006	$5,383,800	$5,202,086	$5,196,203
Less:
Goodwill	337,519	150,501	148,134	148,433	147,815
Core deposit intangible	19,950	8,885	9,380	9,887	10,400
Tangible assets	$7,137,430	$5,256,620	$5,226,286	$5,043,766	$5,037,988
Tangible stockholders’ equity to tangible assets	9.11%	8.42%	8.39%	8.50%	8.42%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Sun, net of the total consideration paid (in thousands):

	At January 31, 2018
	Sun Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$474,930
Assets acquired:
Cash and cash equivalents	$68,632	$—	$68,632
Securities and Federal Home Loan Bank Stock	254,522	—	254,522
Loans	1,541,868	(23,921)	1,517,947
Accrued interest receivable	5,621	—	5,621
Bank Owned Life Insurance	85,238	—	85,238
Deferred tax asset	55,710	2,642	58,352
Other assets	49,561	(7,031)	42,530
Core deposit intangible	—	11,897	11,897
Total assets acquired	2,061,152	(16,413)	2,044,739
Liabilities assumed:
Deposits	(1,614,910)	(1,163)	(1,616,073)
Borrowings	(142,567)	14,820	(127,747)
Other liabilities	(14,372)	1,365	(13,007)
Total liabilities assumed	(1,771,849)	15,022	(1,756,827)
Net assets acquired	$289,303	$(1,391)	$287,912
Goodwill recorded in the merger			$187,018
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.